Pristine carbon mechanical heart valve surface, not exposed to blood Carbon mechanical heart valve surface exposed to human blood - complete platelet coverage EXHIBIT 99.2 ATS FORCEFIELD(tm) TECHNOLOGY

ATS Forcefield(tm) treated carbon mechanical heart valve surface, exposed to in-vitro human blood - no platelet adhesion or migration Un-treated carbon mechanical heart valve surface exposed to in-vitro human blood - complete platelet coverage ATS FORCEFIELD(tm) TECHNOLOGY Bench-top human blood flow results

ATS Forcefield(tm) treated carbon surface, exposed to human blood flow during cardio-pulmonary bypass - no platelet adhesion Un-treated carbon surface exposed to human blood flow during cardio-pulmonary bypass - complete platelet coverage ATS FORCEFIELD(tm) TECHNOLOGY Acute human clinical study

ATS FORCEFIELD(tm) TREATED ATS OPEN PIVOT(r) HEART VALVE No evidence of thrombus or platelet aggregation ATS FORCEFIELD(tm) TECHNOLOGY Mitral valve replacement in 90 day animal study - no long term anti-coagulant or anti-platelet therapy

ATS ForceField(tm) treated ATS Open Pivot(r) Valve at 100X - No evidence of platelets on the valve surface ATS FORCEFIELD(tm) TECHNOLOGY Mitral valve replacement in 90 day animal study - no long term anti-coagulant or anti-platelet therapy

Un-treated study control valve - visual confirmation of thrombosis ATS FORCEFIELD(tm) TECHNOLOGY Mitral valve replacement in 90 day animal study